UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2018

BioLargo, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-19709	65-0159115
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14921 Chestnut St., Westminster, California	92683
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 643-9540

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company.          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                    ☐

1.01 Entry into a Material Definitive Agreement

On September 19, 2018, we (BioLargo, Inc., the “Company”) received $280,000 and issued a promissory note and stock purchase warrant to Vernal Bay Investments, LLC (“Vernal”). The promissory note (the “Vernal Note”) matures January 5, 2019, and incurs interest at an annual rate of 12%. We may extend the maturity date of the Vernal Note by 60 days by giving written notice at any time prior to the maturity Date, and in such event the principal amount of the Note will increase by 10%, effective as of the date of the notice. The stock purchase warrant issued to Vernal (the “Vernal Warrant”) allows Vernal to purchase up to an aggregate 1,387,500 shares of our common stock for $0.25 per share until September 19, 2023. We may “call” the Vernal Warrant if the closing price of our common stock equals or exceeds $2.50 for 10 consecutive trading days and the shares underlying the warrant re subject to an effective registration statement with the Securities and Exchange Commission. If we call the warrant, Vernal would have 30 days to exercise its rights to purchase shares under the warrant or forever forfeit such rights.

On September 19, 2018, we received $120,000 and issued a promissory note and stock purchase warrant to Chappy Bean, LLC (“CB”). The promissory note (the “CB Note”) matures January 5, 2019, and incurs interest at an annual rate of 12%. We may extend the maturity date of the CB Note by 60 days by giving written notice at any time prior to the maturity Date, and in such event the principal amount of the Note will increase by 10%, effective as of the date of the notice. The stock purchase warrant issued to CB (the “CB Warrant”) allows CB to purchase up to an aggregate 600,000 shares of our common stock for $0.25 per share until September 19, 2023. We may “call” the CB Warrant if the closing price of our common stock equals or exceeds $2.50 for 10 consecutive trading days and the shares underlying the warrant re subject to an effective registration statement with the Securities and Exchange Commission. If we call the warrant, CB would have 30 days to exercise its rights to purchase shares under the warrant or forever forfeit such rights.

This current report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any shares of Common Stock, nor shall there be any sale of shares of Common Stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

The foregoing descriptions of the Vernal Note, the Vernal Warrant, the CB Note, and the CB Warrant are qualified in their entirety by reference to the full text of such agreements, copies of which are attached hereto as Exhibit 10.1, 10.2, 10.3 and 10.4, respectively, and each of which is incorporated herein in its entirety by reference. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the contracting parties.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The discussion set forth in Item 1.01 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description
10.1	Promissory Note issued to Vernal Bay Investments, LLC on September 19, 2018
10.2	Stock Purchase Warrant issued to Vernal Bay Investments, LLC on September 19, 2018
10.3	Promissory Note issued to Chappy Bean, LLC on September 19, 2018
10.4	Stock Purchase Warrant issued to Chappy Bean, LLC on September 19, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 24, 2018	BIOLARGO, INC.

	By:	/s/ Dennis P. Calvert
Dennis P. Calvert
President and Chief Executive Officer